UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On September 14, 2012, we elected Yuchun Lee to our board of directors as a Class III Director whose current term will end at our annual meeting of shareholders to be held in 2013.  Our board has determined that Mr. Lee is an independent director as that term is defined by the Securities and Exchange Commission and The NASDAQ Stock Market, Inc.

Mr. Lee will participate in our non-employee director compensation program as described on page 19 of our proxy statement for our annual meeting of shareholders that was held on May 16, 2012 (filed with the Securities and Exchange Commission on April 10, 2012).  In accordance with the non-employee director compensation program, on September 14, 2012, we granted Mr. Lee an option to purchase 30,000 shares of our common stock at an exercise price of $57.27.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: September 20, 2012	/s/ Kenneth L. Horton
Kenneth L. Horton
Executive Vice President and Chief Legal Officer